EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Armando C. Ibarra, Certified Public Accountants, apc consents to the inclusion of our report dated September 8, 2005, on the audited financial statements of Addison-Davis Diagnostics, Inc., as of June 30, 2005, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


                                 /s/ Armando C. Ibarra, CPA

                                 Chula Vista, California 91910
                                 April 25, 2006